Exhibit 10.02


                             STOCK ESCROW AGREEMENT
                             ----------------------

     THIS ESCROW AGREEMENT, dated as of this 5th day of November , 1999, between and among Thomas F. Reiner, in his capacity as President and Chief Executive Officer (the "Escrow Agent") of Sparta Surgical Corporation, a Delaware corporation ("Sparta"), Sparta Olsen Electrosurgical, Inc. ("Sparta Olsen") and Thomas F. Reiner ("Reiner").


                                WITNESSETH THAT:


     WHEREAS, Reiner has agreed to provide certain personal guaranty on behalf of Sparta Olsen as attached on Schedule A hereto (and the generated benefits the Company, shareholders and its overall business and operations), which provides Reiner to guaranty a loan facility in the amount of $250,000 to Bank of America (even though he is not required to do so) pursuant to attached Board Resolution dated November 5, 1999.

     WHEREAS, Sparta and Sparta Olsen are issuing to Reiner on or about the date hereof, 400,000 shares of Common Stock, which shares are being issued for the consideration set forth on Schedule A hereto, and which shares are to be held by the Escrow Agent for the benefit of Sparta and Sparta Olsen until the expiration of this Agreement, in which case such shares shall be released back to Sparta and Sparta Olsen, or until the occurrence of an earlier condition of release to Reiner, all upon the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual undertakings contained herein and in consideration for Reiner's agreement to provide the personal guaranty on behalf of Sparta and Sparta Olsen, and each party's entering into this Agreement, the parties hereto, intending to be legally bound, agree as follows:

     1. Reiner, Sparta and Sparta Olsen hereby appoint Thomas F. Reiner as the Escrow Agent for the purposes herein.

     2. This Agreement shall be effective for a period of three (3) years from the date hereof (the "Term").

Thomas F. Reiner
Stock Escrow Agreement
_________________ 1999
Page 2 of 6


     3. The securities being placed in escrow subject to this Agreement shall include: (a) the 400,000 shares of Common Stock being issued to Reiner (to be held in his name and as to which Reiner shall be considered the owner for purposes of Rule 144 under the Securities Act of 1933) on or about the date hereof, (b) any stock or cash dividends that may be paid thereon during the term of this Agreement, (c) any additional securities issued through, or by reason of stock split or reverse split (for the sole purpose of keeping the Escrowed Securities from becoming diluted by such issuances), and (d) any other dividends or distributions of any kind with respect to the securities being held subject to escrow under this Agreement. All of the foregoing shall be collectively referred to herein as the "Escrowed Securities".

     Any dividends or distributions of any kind with respect to the Escrowed Securities that may be paid during the terms of this Agreement shall be paid to the Escrow Agent and held pursuant to the terms hereof. Such dividends or distributions of any kind with respect to the Escrowed Securities shall be available for distribution in accordance with the provisions of Paragraph 5 hereof.

     4. Upon issuance the certificates evidencing the Escrowed Securities shall be delivered to the Escrow Agent for deposit pursuant to the terms hereof.

     5. The Escrowed Securities shall be held in escrow hereunder until the end of the Term, in which case they shall be released and assigned over to Reiner upon the occurrence of any of the following conditions:

          (a) Up to 100% of the Escrowed Securities in the event that Sparta has not repaid its loan facility of $250,000 to Bank of America or any other lender by November 5, 2002, then upon Reiner's providing the Escrow Agent with written notice of his intention that such event be grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term);

          (b) Upon any "change in control" of Sparta. A "change in control" occurs upon the occurrence of one of the following events, but

Thomas F. Reiner
Stock Escrow Agreement
_________________ 1999
Page 3 of 6

               only if Reiner notifies Sparta in writing of his intention that such event be treated as a change in control (which notice may be given at any time, in the sole discretion of Reiner, during the
               Term): (i) An event that would be required to be reported in response to Item 5(f) of Schedule 14A of regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor thereof, assuming that Sparta was a reporting company or was otherwise required to file reports under the Exchange Act, (ii) Any "person" (as such term in defined in Sections 13 (d) and 14 (d) (2) of the Exchange Act) who is not currently an owner of the securities of Sparta, is or becomes the beneficial owner, directly or indirectly, of securities of Sparta representing 20% or more of the combined voting power of Sparta's then outstanding securities pursuant to a tender offer or otherwise, or (iii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Sparta cease for any reason to constitute at lease a majority thereof unless the election of each director, who was not a director at the beginning of the period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

          (c) Upon the termination of Reiner's employment with Sparta for any reason (including his resignation), or Reiner's being terminated as President, Chief Executive Officer or Chairman of Sparta, upon Reiner's providing the Escrow Agent with written notice of his intention that such event be grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term); and

               (d) If (i) an order is entered for relief against Sparta, or declaring that Sparta is insolvent, or resulting in a finding that Sparta is insolvent, or if Sparta voluntarily files for bankruptcy, or if similar relief is granted with respect to Sparta, under any law now or hereafter in effect relating to bankruptcy, insolvency, relief of debtors, protection of creditors; (ii) a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official is appointed for such Sparta or for all or any substantial part of Sparta's property or (iii) if a proceeding is brought under the federal bankruptcy code, Sparta fails to file a proper answer thereto (including a request that the petitioner post adequate bond under Section 303(e) of said code) within thirty days of receipt of notice of said proceeding, upon Reiner's providing the Escrow Agent with written notice of this intention that such event be

Thomas F. Reiner
Stock Escrow Agreement
_________________ 1999
Page 4 of 6


               grounds for the release of the Escrowed Shares from escrow (which notice may be given at any time, in the sole discretion of Reiner, during the Term).

     The parties agree and acknowledge that in the event Reiner fails to provide any of the written notices specified in subparagraphs (a) through (d), that the condition shall not be considered to have occurred and that the Escrowed Securities shall remain in escrow pursuant to this Agreement. Upon receipt by the Escrow Agent of the required written notice by Reiner which states that one of the conditions referred to in subparagraphs (a) through (d) of this Paragraph 5 have occurred (which absent any actual knowledge on the part of the Escrow Agent to the contrary shall be accepted as absolute grounds for release hereunder), the Escrowed securities shall be released by the Escrow Agent to Reiner. Following the release of Escrowed Securities. hereunder, this Agreement shall terminate and the Escrow Agent shall be relieved of all responsibility hereunder.

     6. During the existence of this Agreement, the parties securities may not in any way be offered for sale, sold, transferred, assigned or in any other manner disposed of, except in this Agreement.

     7. During the Term of until such time as all of the released to Reiner, Reiner shall retain full voting power over 400,000 shares.

     8. This Agreement shall inure to the benefit of and be Sparta Olsen, and its successors and assigns, and Reiner representatives or assigns. agree that the Escrowed pledged, hypothecated, as expressly provided for

         9. A legend in  substantially  the  following  form has been or will be
placed  upon  any   certificate  or  other  document   evidencing  the  Escrowed
Securities:

Thomas F. Reiner
Stock Escrow Agreement
_________________ 1999

Page 5 of 6


          The securities evidenced by this certificate are subject to restrictions on their sale, pledge, or other transfer as set forth in a certain Stock Escrow Agreement dated November 5, 1999 by and among Sparta Surgical Corporation ("Sparta") and Sparta Olsen Electrosurgical, Inc. ("Sparta Olsen"), Thomas F. Reiner and the Escrow Agent (as defined thereunder). Sparta and Sparta Olsen will furnish to the record owner of this certificate a copy of said Agreement without charge upon written request to Sparta and Sparta Olsen at its principal place of business. The rights of the holder of this certificate are subject to all of the terms and conditions of such Agreement, by which the holder, by the acceptance of this certificate, agrees to be bound.


Stop transfer instructions to Sparta's transfer agent have been or will be placed with respect to the Escrowed Securities so as to restrict their sale, pledge or other transfer. The foregoing legend and stop transfer instruction will be placed with respect to any new certificate or document issued upon the presentment of any original certificates or other documents evidencing the Escrowed Securities. Upon the release Securities from the escrow hereunder, the Escrow Agent and/or to notify Sparta's transfer agent to remove the legend set forth evidencing those of the Escrowed Securities being released and the transfer agent shall be entitled to rely upon such notification in so doing.


     10. Sparta agrees to indemnify and hold harmless the Escrow Agent and Reiner from any costs, damages, expenses, losses or claims, including attorneys fees, which the Escrow Agent or Reiner may incur or sustain as a result of or arising out of this Agreement or the Escrow Agent's or Reiner's duties relating thereto, and agrees to pay such costs, damages, expenses, losses or claims to the Escrow Agent on demand.

Thomas F. Reiner
Stock Escrow Agreement
_________________ 1999
Page 6 of 6


     IN WITNESS WHEREOF, Sparta, Reiner and the Escrow Agent have caused this Escrow Agreement to be executed by their respective authorized agents.


ESCROW AGENT                       SPARTA SURGICAL CORPORATION



/s/  Thomas F. Reiner              /s/  Allen J. Korn
-------------------------          ---------------------------------------------
Thomas F. Reiner                   Allan J. Korn, Director, duly authorized


                                   SPARTA SURGICAL CORPORATION



/s/  Thomas F. Reiner              /s/  Michael Y. Granger
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Thomas F. Reiner, Individually     Michael Y. Granger, Director, duly authorized


                                   SPARTA SURGICAL CORPORATION



/s/  Thomas F. Reiner              /s/  Joel Flig
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Thomas F. Reiner, Individually     Joel Flig, Director, duly authorized